UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2024
PLBY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 424-1800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PLBY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Purchase Agreement

On October 30, 2024, PLBY Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Byborg Enterprises S.A. (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser (directly or through an affiliate) 14,900,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price of $1.50 per Share (the “Private Placement”).

The closing of the Private Placement is expected to occur on or before November 8, 2024 (the “Closing”), subject to the satisfaction of customary closing conditions. The aggregate proceeds to the Company from the Private Placement will be $22.35 million. The Company expects to use the net proceeds from the Private Placement for general corporate purposes. As of the Closing, the Purchaser will hold approximately 19.95% of the Company’s outstanding Common Stock.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for transactions similar to the Private Placement. The representations, warranties, and covenants contained in the Purchase Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by such parties. Accordingly, the Purchase Agreement is being filed as an exhibit to this Current Report on Form 8-K (this “Current Report”) only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

Subject to certain exceptions set forth in the Purchase Agreement, neither the Purchaser nor any of its affiliates may transfer any of the Shares to any unaffiliated person until the anniversary of the Closing, subject to certain exceptions set forth in the Purchase Agreement. The Company also granted certain limited registration rights to the Purchaser for registration of the Shares after the anniversary of the Closing.

In addition, pursuant to the Purchase Agreement, the Company has agreed to increase the size of its Board of Directors (the “Board”) to seven directors as of January 1, 2025. As of that date, the Board will add a new independent director mutually agreed by the Company and the Purchaser and the Purchaser will have the right to nominate one individual to serve on the Board (subject to the Company and Board’s typical vetting process), and the Purchaser will retain such right until such time as the Purchaser beneficially owns less than 7,450,000 shares of Common Stock.

Standstill Agreement

On October 30, 2024, the Company also entered into a standstill agreement (the “Standstill Agreement”) with the Purchaser. Pursuant to the Standstill Agreement, among other limitations, the Purchaser and its affiliates agreed not to (i) join or participate in a “group” (as defined in Sections 13(d)(3) and 13(g)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with any third party, or (ii) purchase shares of Common Stock that would result in the Purchaser and its affiliates owning in excess of 29.99% of the Company’s outstanding Common Stock in the aggregate following any acquisition of Common Stock, in each case, during the standstill period. The standstill period means any time from and after October 30, 2024 in which the Purchaser and its affiliates collectively own, beneficially or of record, more than 14.9% of the total outstanding shares of Common Stock.

The foregoing descriptions of the Purchase Agreement and the Standstill Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Standstill Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and are incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Common Stock to be sold in the Private Placement set forth under Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The Common Stock to be issued and sold in the Private Placement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and is being issued and sold pursuant to Section 4(a)(2) of the Securities Act. The Purchaser has represented that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and is acquiring the Common Stock for investment purposes only and not with a view to any public distribution or with any intention of selling, distributing or otherwise disposing of the Common Stock in a manner that would violate the registration requirements of the Securities Act. The Common Stock was offered without any general solicitation by the Company or its representatives.

The Shares may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. Neither this Current Report nor any exhibit attached hereto is an offer to sell, or the solicitation of an offer to buy, shares of Common Stock or other securities of the Company.

Item 8.01    Other Events.
On October 31, 2024, the Company issued a press release regarding the Private Placement and related matters. A copy of such press release is filed as Exhibits 99.1 to this report and is incorporated herein by reference.

Forward-Looking Statements

This Current Report contains forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and that involve risks and uncertainties, including statements regarding the anticipated proceeds from the Private Placement, the planned use of proceeds from the Private Placement, the expected timing of the Closing, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Additionally, the press release contains forward-looking statements regarding the negotiation and execution of licensing and other agreements, and the anticipated benefits of those agreements. The Company cannot give any assurance that it will enter into such agreements or receive the full benefits thereof. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements, including, but not limited to, the risks as may be detailed from time to time in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports the Company files with the SEC. The Company’s actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated October 30, 2024, by and between PLBY Group, Inc. and Byborg Enterprises S.A.
10.2	Standstill Agreement, dated October 30, 2024, by and between PLBY Group, Inc. and Byborg Enterprises S.A.
99.1	Press Release, dated October 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2024	PLBY GROUP, INC.

	By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	General Counsel & Secretary